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EXHIBIT 10.36

                      2001 RESTRICTED STOCK AWARD AGREEMENT
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                              GRANTED MAY 24, 2001

Ralcorp Holdings, Inc. (the "Company"), pursuant to its Incentive Stock Plan (the "Plan"), grants to William P. Stiritz (the "Recipient") a Restricted Stock Award of 1,795 shares of its $.01 par value Common Stock. The Award is subject to the provisions of the Plan and to the following terms and conditions:

1.     Delivery
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     A  share  certificate  for  this  Award  (the "Certificate"), with a legend restricting transfer as set forth below, will be issued by the Company upon acceptance by the Recipient of the Award and will be retained by it. Upon lapse of the restrictions as described below, a new non-legended certificate representing shares then released from restrictions will be issued and delivered to Recipient.

2.     Lapse  of  Restrictions
       -----------------------

     All  shares will be immediately released from restrictions in the event of:

a.     Recipient's  death;  or,

b. Recipient's voluntary termination or retirement (whether pursuant to any mandatory retirement provision of the Company's Articles of Incorporation, Bylaws or Board resolution, or otherwise) or termination due to expiration of Recipient's term without re-election to a subsequent term.

3.     Forfeiture
       ----------

All rights in and to any and all shares granted pursuant to this Award that have not been released from restrictions as described in Paragraph 2 above shall be forfeited if Recipient is removed from his position as a Director for cause in accordance with the Company's Articles and Bylaws and the corporation laws of the State of Missouri.

4.     Shareholder  Rights
       -------------------

Prior to the release of restrictions as set forth above, Recipient shall be entitled to all shareholder rights except the right to sell, pledge, transfer or otherwise dispose of the shares, and except that any and all dividends declared and paid with respect to restricted shares will be held by the Company in a tax deferred account until release of restrictions. Interest will be credited to the account quarterly on the full amount in the account until the account is distributed. Interest shall be calculated at a rate equal to the average of the daily close of business prime rates for the quarter, as such prime rates are established by Morgan Guaranty Trust Company of New York, or such other bank as may be designated by the Nominating and Compensation Committee of the Board of Directors of the Company (the "Committee"). On the date on which restrictions are released, or as soon as practicable thereafter, all dividends and interest, if any, accrued to that date with respect to the shares on which the restrictions are released will be payable to Recipient. In the event that the restrictions are not released and the award is forfeited pursuant to Paragraph 3 above, Recipient shall not be entitled to receive any dividends and interest which may have accrued with respect to the shares so forfeited, unless approved by the Committee.


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5.     Other
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     The  Company reserves the right, as determined by the Committee, to convert this Award to a substantially equivalent award and to make any other modification it may consider necessary or advisable to comply with any law or regulation. In addition, this Agreement shall be governed by the laws of the State of Missouri.

6.     Effective  Date
       ---------------

     This  Award  shall  be  deemed  to  be  effective  May  24,  2001.

7. This Agreement shall supersede a similar agreement between Recipient and the Company relating to a restricted stock grant approved by the Board of Directors at its Meeting held on May 24, 2001.



ACKNOWLEDGED  AND                           RALCORP  HOLDINGS,  INC.
ACCEPTED:
                                            BY:
                                                 ----------------------------
     -----------------------------               R.  W.  Lockwood
Recipient                                        Secretary

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Date

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Location

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